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                                                                   EXHIBIT 1 (a)

                           CONVERTIBLE HOLDINGS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


         CONVERTIBLE HOLDINGS, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The name of the Corporation is Convertible Holdings, Inc. The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended. The Corporation's original Articles of Incorporation were filed with the State Department of Assessments and Taxation of Maryland on May 24, 1985.

         SECOND: These Articles of Amendment and Restatement contain a provision changing the name of the Corporation from "Convertible Holdings, Inc." to "Merrill Lynch Convertible Fund, Inc."

         THIRD: Pursuant to Section 2-609 of the Maryland General Corporation Law, these Articles of Amendment and Restatement amend and restate the provisions of the charter of the Corporation.

         FOURTH: The authorized capital stock of the Corporation has been increased by these Articles of Amendment and Restatement. Immediately before the amendment effected by these Articles of Amendment and Restatement, the Corporation had the authority to issue Thirty Million (30,000,000) shares of capital


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stock, divided into Fifteen Million (15,000,000) Income Shares, par value of Ten
Cents ($.10) per share and Fifteen Million (15,000,000) Capital Shares, par value of Ten Cents ($.10) per share with an aggregate par value of Three Million Dollars ($3,000,000). The shares formerly designated Capital Shares and the shares formerly designated Income Shares are now designated by the Articles of Amendment and Restatement as "Class A Common Stock."

         After this increase in the number of authorized shares of capital stock of the Corporation, the Corporation will have authority to issue Four Hundred Million (400,000,000) shares of Class A Common Stock, par value of Ten Cents ($.10) per share with an aggregate par value of Forty Million Dollars ($40,000,000).

         The Corporation effected, in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland, an increase in the total number of authorized shares of the Corporation.

         FIFTH: The text of the charter of the Corporation is hereby amended and restated to read in its entirety as follows:


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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      MERRILL LYNCH CONVERTIBLE FUND, INC.


                                   ARTICLE I

                                     NAME

         The name of the corporation is MERRILL LYNCH CONVERTIBLE FUND, INC.


                                   ARTICLE II

                               PURPOSES AND POWERS

         The purpose or purposes for which the Corporation is formed, the powers, rights and privileges that the Corporation shall be authorized to exercise and enjoy, and the business or objects to be transacted, carried on and promoted by it are as follows:

         (1) To conduct and carry on the business of an investment company of the management type.

         (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

         (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter

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permitted by the General Laws of the State of Maryland and by these Amended and
Restated Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

         (4) To exchange, classify, reclassify, change the designation of, convert, rename, redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its issued or unissued capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Amended and Restated Articles of Incorporation.

         (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

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                                   ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE IV

                                  CAPITAL STOCK

         (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Million (400,000,000) shares, of the par value of Ten Cents ($.10) per share, and of the aggregate par value of Forty Million Dollars ($40,000,000). The capital stock initially is classified into one class, consisting of Four Hundred Million (400,000,000) shares of Class A Common Stock.

         (2) The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and

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pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

         (3) The Board of Directors may vary among all of the holders of a particular class or series (a) the length of time shares must be held prior to conversion into shares of another class or series (the "Holding Period(s)"), (b) the manner in which the time for such Holding Period(s) is determined and (c) the class or series into which the particular class or series is being converted; provided, however, that, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s), the Holding Period(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the particular class or series is being converted shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the conversion, were issued.

         (4) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

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Dividends on a class or series may be declared or paid only out of the net assets of that class or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

         (5) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article II, Section (4) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall

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apply in lieu of a general vote of all classes and series as described above,
(b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph
(c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote.

         (6) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series entitled to vote thereon as a separate class or series).

         (7) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any

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liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation applicable to that class or series.

         (8) Any fractional shares shall carry proportionately all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

         (9) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a separate class shall constitute a quorum.

         (10) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the By-Laws of the Corporation. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and

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restated from time to time by Articles of Amendment, Articles Supplementary,
Articles of Restatement, Articles of Amendment and Restatement or otherwise.


                                    ARTICLE V

                      PROVISIONS FOR DEFINING, LIMITING AND
                  REGULATING CERTAIN POWERS OF THE CORPORATION
                      AND OF THE DIRECTORS AND STOCKHOLDERS


         (1) The number of directors of the Corporation shall be six (6), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the next annual meeting and until their successors are duly elected and qualify are:

                                    Arthur Zeikel
                                    James H. Bodurtha
                                    Herbert I. London
                                    Robert R. Martin
                                    Joseph L. May
                                    Andre F. Perold

         (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Amended and Restated Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

         (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number

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of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

         (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. No amendment of these Amended and Restated Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

         (5) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Amended and Restated Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

         (6) The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to

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make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

         (7) The Board of Directors of the Corporation from time to time may change the Corporation's name, without the vote or consent of the stockholders of the Corporation, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Amended and Restated Articles of Incorporation.


                                   ARTICLE VI

                                   REDEMPTION

         Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption

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price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.


                                   ARTICLE VII

                              DETERMINATION BINDING

         Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the

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Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to
(a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


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                                  ARTICLE VIII

                               PERPETUAL EXISTENCE

         The duration of the Corporation shall be perpetual.


                                   ARTICLE IX

                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, and all rights conferred upon stockholders herein are granted subject to this reservation.



         SIXTH: These Articles of Amendment and Restatement have been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. Pursuant to Section 2-604 of the Maryland General Corporation, these Articles of Amendment and Restatement were advised by the Board of Directors of the Corporation and approved by the stockholders.

         SEVENTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing Articles of Amendment and Restatement.

         EIGHTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing Articles of Amendment and Restatement.

         NINTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article V of the foregoing Articles of Amendment and Restatement.

         TENTH: These Articles of Amendment and Restatement shall be effective at the very beginning of the day on August 4, 1997.

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         IN WITNESS WHEREOF, CONVERTIBLE HOLDINGS, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested to by its Secretary as of the ___ day of ___________________, 1997.


ATTEST:                                       CONVERTIBLE HOLDINGS, INC.
                                              (a Maryland corporation)



                                              By:
------------------------------                   -------------------------------
Ira P. Shapiro                                   Terry K. Glenn
Secretary                                        Executive Vice President




         THE UNDERSIGNED, Executive Vice President of CONVERTIBLE HOLDINGS, INC., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects under the penalties for perjury.


                                                 ------------------------------
                                                 Terry K. Glenn
                                                 Executive Vice President


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